EXHIBIT (1)(a)

RESOLUTION OF THE BOARD OF DIRECTORS

NATIONAL HOME LIFE ASSURANCE COMPANY

Record of Unanimous Action of the Board of Directors

February 14th, 1992

We, the undersigned, being all the Directors of National Home Life Assurance Company, a Missouri corporation (the “Company”) , hereby consent to the adoption of a resolution, attached hereto as Exhibit “A”, establishing “National Home Life Assurance Company Separate Account V”, as and for the action of the Board of Directors taken in lieu of a meeting.

WITNESS WHEREOF, the undersigned, being all of the Directors of National Home Life Assurance Company have hereunto set our hands this 14th day of February, 1992.

Edward T. Novak	Martin Renninger

Pamela H. Godwin	Richard H. Smith

Donald D. Kennedy, Jr.	Ronald L. Souders

/s/ Norman L. Phelps	/s/ Donald P. Williamson
Norman L. Phelps	Donald P. Williamson

Daniel C. Snyder

plm/0203921

EXHIBIT “A”

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

NATIONAL HOME LIFE ASSURANCE COMPANY

February 14, 1992

BE IT RESOLVED, That the Board of Directors of National Home Life Assurance Company, a Missouri corporation (the “Company”), pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated “National Home Life Assurance Company Separate Account V” (hereinafter “Separate Account V”) for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account V is established for the purpose of providing for the issuance by the Company of variable annuity contracts (“Contracts”), or other annuity contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; the form of such Contracts shall be kept on file in the Secretary’s Office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account V shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, That Separate Account V shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account V shall invest in the shares of a designated mutual fund portfolio and net premiums under the Contracts shall be allocated to the eligible Portfolios set forth in the Contracts in accordance with instructions received from owners of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account V as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, any Vice President, Secretary or Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company’s cash in Separate Account V or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account V’s operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, any Vice President, Secretary or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company’s general account and Separate Account V as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors of the Company reserves the right to change the designation of Separate Account V hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, which such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account V as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933;

and (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operations of Separate Account V in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account V, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Separate Account V and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer or any Vice President, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account V and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Separate Account V and the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, and Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account V and the Company to execute and file irrevocable written consents on the part of Separate Account V and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account V and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the contracts with respect to securities owned by Separate Account V; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute such agreement or agreements as deemed necessary and appropriate with such entity who will be appointed principal underwriter and distributor for the Contracts and (i) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account V and the design, issuance, and administration of the Contracts.

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute and deliver such agreements and other documents and so such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

plm/0203922

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